BIOCARDEL QUÉBEC INC.

Rapport financier annuel

Au 30 avril 2012

BIOCARDEL QUÉBEC INC.
États financiers
30 avril 2012

Mario Simard
Comptable agréé

Rapport de mission d'examen

Aux actionnaires de
Biocardel Québec inc.

J'ai procédé à l'examen du bilan de la société ***Biocardel Québec inc.*** au 30 avril 2012, ainsi que des états des résultats, du déficit et des flux de trésorerie de l'exercice terminé à cette date. Mon examen a été réalisé conformément aux normes d'examen généralement reconnues du Canada et a donc consisté essentiellement en demandes d'informations, procédures analytiques et entretiens portant sur les informations qui m'ont été fournies par la société.

Un examen ne constitue pas un audit et, par conséquent, je n'exprime pas une opinion d'audit sur ces états financiers.

Au cours de mon examen, je n'ai rien relevé qui me porte à croire que ces états financiers ne sont pas conformes, dans tous leurs aspects significatifs, aux normes comptables canadiennes pour les entreprises à capital fermé.

Sans pour autant modifier mon rapport, j'attire votre attention sur la note complémentaire 2 qui indique que la société a adopté les normes comptables canadiennes pour les entreprises à capital fermé le 1er mai 2011 et que sa date de transition était le 1er mai 2010. Ces normes ont été appliquées rétrospectivement par la direction aux informations comparatives contenues dans ces états financiers, y compris les bilans au 30 avril 2011 et au 1er mai 2010, et les états des résultats, du déficit et des flux de trésorerie pour l'exercice terminé le 30 avril 2011 ainsi que les informations connexes. Je n'avais pas pour mission de faire le rapport sur les informations comparatives retraitées, de sorte qu'elles n'ont pas été examinées.

Mario Simard,
Comptable professionnel agréé, CA auditeur

Sherbrooke, le 14 septembre 2012

100, rue Richmond, bur. 100, Sherbrooke (Québec) J1H 6E1
Téléphone : 819 829.9119 Télécopie : 819 565.4432
msimard@abacom.com

BIOCARDEL QUÉBEC INC.

Résultats

Exercice terminé le 30 avril 2012

(non audité)

	2012	2011
	$	$
Produits		
Services et gestion	**71 338**	129 984
Vente d'huile et de biodiésel	**76 616**	14 006
Crédit d'impôt à la recherche et à l'investissement	**10 970**	60 500
Subventions	**271 239**	249 525
	430 163	454 015
Charges		
Congrès, formation et cotisations	**2 594**	11 140
Taxes et permis	**954**	4 587
Honoraires - Investissement Québec	**10 416**	10 074
Coût des produits vendus	**43 685**	38 401
Énergie	**27 127**	22 705
Télécommunications	**2 866**	2 950
Assurances	**31 618**	22 279
Entretien et réparations	**5 450**	6 013
Honoraires professionnels	**7 470**	9 707
Fournitures et petits équipements	**3 037**	3 670
Honoraires professionnels et sous-traitance	**162 250**	69 565
Loyer	**49 257**	49 257
Frais de déplacements et représentation	**1 734**	12 000
Intérêts et frais bancaires	**2 651**	4 999
Intérêts de la dette à long terme	**81 855**	48 123
	432 964	315 470
Bénéfice (perte nette) avant impôts sur les bénéfices	**(2 801)**	138 545
Impôts sur les bénéfices		
Impôts exigibles	**-**	18 000
Impôts recouvrés dûs au report de perte	**-**	(18 000)
	-	-
Bénéfice net (perte nette)	**(2 801)**	138 545

Les notes complémentaires font partie intégrante des états financiers.

BIOCARDEL QUÉBEC INC.
Déficit
Exercice terminé le 30 avril 2012

(non audité)

	2012	2011
	$	$
Solde au début	**(18 134)**	(156 679)
Bénéfice net (perte nette)	**(2 801)**	138 545
Solde à la fin	**(20 935)**	**(18 134)**

Les notes complémentaires font partie intégrante des états financiers.

BIOCARDEL QUÉBEC INC.
Bilan
Au 30 avril 2012
(non audité)

	2012	2011
	$	$
Actif		
Court terme		
Encaisse	35 970	65 083
Débiteurs	71 057	21 040
Taxes de vente à recevoir	13 828	24 532
Subvention à recevoir	63 437	-
Crédits d'impôt à recevoir	99 052	104 622
Stocks	127 836	40 921
Frais payés d'avance	11 350	8 300
	422 530	264 498
Immobilisations corporelles (note 6)	2 745 091	2 421 697
Écart d'acquisition	1	1
	3 167 622	2 686 196
Passif		
Court terme		
Comptes fournisseurs et frais courus	261 638	141 647
Versements sur la dette à long terme (note 8)	140 437	138 731
	402 075	280 378
Avances de sociétés sous contrôle commun (note 7)	56 204	56 204
Dette à long terme (note 8)	1 400 686	1 038 156
	1 858 965	1 374 738
Capitaux propres		
Capital-actions (note 9)	1 329 592	1 329 592
Déficit	(20 935)	(18 134)
	1 308 657	1 311 458
	3 167 622	2 686 196

Les notes complémentaires font partie intégrante des états financiers.

Pour le conseil,

____________________, administrateur

BIOCARDEL QUÉBEC INC.
Flux de trésorerie
Exercice terminé le 30 avril 2012

(non audité)

	2012	2011
	$	$
Activités d'exploitation		
Bénéfice net (perte nette)	**(2 801)**	138 545
Variation nette des éléments hors caisse du fonds de roulement:		
Débiteurs et subventions	**(113 454)**	53 987
Crédits d'impôts à recevoir	**5 570**	(58 102)
Stocks	**(86 915)**	(1 963)
Comptes fournisseurs et frais courus	**119 991**	7 701
Taxes à recevoir	**10 704**	(24 532)
Frais payés d'avance	**(3 050)**	(8 300)
	(69 955)	107 336
Activités d'investissement		
Acquisition d'immobilisations corporelles	**(323 394)**	(380 997)
Activités de financement		
Emprunts à long terme	**502 948**	443 762
Remboursement d'emprunts	**(138 712)**	(143 811)
	364 236	299 951
Augmentation (diminution) de la trésorerie et équivalents	**(29 113)**	26 290
Trésorerie et équivalents au début	**65 083**	38 793
Trésorerie et équivalents à la fin	**35 970**	65 083

La trésorerie et équivalents se composent de l'encaisse.

Les notes complémentaires font partie intégrante des états financiers.

1. Statuts et nature des activités

La société, constituée selon la Loi sur les sociétés par actions de régime fédéral, a installé une usine de production de biodiésel. À ce jour, la société n'a pas généré de produits significatifs et elle est considérée comme étant en phase de démarrage.

2. Incidence du changement de référentiel comptable et bilan d'ouverture

La société a choisi d'appliquer les normes de la partie II du Manuel de l'ICCA - Comptabilité, normes comptables canadiennes pour les entreprises à capital fermé.

Les présents états financiers sont les premiers états financiers préparés en conformité avec les normes comptables canadiennes pour les entreprises à capital fermé ci-après appelées "NCECF".

Les états financiers de l'excercice terminé le 30 avril 2012 ont été élaborés en conformité avec les principes comptables décrits et notamment les dispositions prévues au chapitre 1500, "Application initiale des normes" du Manuel de l'ICCA - Comptabilité relatives aux premiers adoptants de ce référentiel comptable.

L'incidence de l'adoption de ces normes sur le déficit est nulle à la date de transition soit le 1er mai 2010 (date d'ouverture du premier exercice de comparaison).

2. Incidence du changement de référentiel comptable et bilan d'ouverture

Bilan d'ouverture

1er mai 2010
(non audité)

Actif

Court terme	$
Encaisse	38 793
Débiteurs	24 027
Subvention à recevoir	51 000
Crédit d'impôt à recevoir	46 520
Stocks	38 958
	199 298
Immobilisations corporelles	2 040 700
Écart d'acquisition	1
	2 239 999

Passif

Court terme	
Comptes fournisseurs et frais courus	133 946
Versements sur la dette à long terme	137 133
	271 079
Avances de sociétés sous contrôle commun, sans intérêts ni modalités de remboursement mais non remboursables avant juin 2011	56 204
Dette à long terme	739 803
	1 067 086
Capitaux propres	
Capital-actions	1 329 592
Déficit	(156 679)
	1 172 913
	2 239 999

3. Principales méthodes comptables

La société a choisi avec le consentement de son actionnaire d'établir ses états financiers en conformité avec les Normes comptables canadiennes pour les entreprises à capital fermé de la Partie II du Manuel de l'ICCA - Comptabilité (NCECF). Voici les principales méthodes comptables:

Évaluation des instruments financiers

La société évalue initialement ses actifs financiers et ses passifs financiers à la juste valeur, sauf dans le cas de certaines opérations qui ne sont pas conclues dans des conditions de concurrence normale.

Elle évalue ultérieurement tous ses actifs financiers et ses passifs financiers au coût après amortissement, à l'exception des placements dans des instruments de capitaux propres cotés sur un marché actif, qui sont évalués à la juste valeur. Les variations de juste valeur sont comptabilisées dans le résultat net.

Les actifs financiers évalués au coût après amortissement se composent de l'encaisse et des débiteurs, des subventions à recevoir et taxes de vente à recevoir.

Les passifs financiers évalués au coût après amortissement se composent des comptes fournisseurs et frais courus à payer et de la dette à long terme.

(non audité)

3. Principales méthodes comptables

Amortissement des immobilisations corporelles
L'équipement de production de biodiésel sera amorti en fonction de sa durée de vie estimative, soit une période de 5 ans, selon la méthode de l'amortissement linéaire.

L'amortissement de l'équipement de production de biodiésel débutera lors de sa mise en production commerciale.

Dépréciation d'actifs à long terme
Les actifs à long terme sont soumis à un test de recouvrabilité lorsque des événements ou des changements de situation indiquent que leur valeur comptable pourrait ne pas être recouvrable. Une perte de valeur est constatée lorsque leur valeur comptable excède les flux de trésorerie non actualisés découlant de leur utilisation et de leur sortie éventuelle. La perte de valeur constatée est mesurée comme étant l'excédent de la valeur comptable de l'actif sur sa juste valeur.

Trésorerie et équivalents de trésorerie
Les fonds de caisse, les soldes bancaires et découvert bancaire, dont les soldes fluctuent souvent entre le découvert et le disponible, ainsi que les placements dans des instruments de marché monétaire dont l'échéance n'excède pas trois mois à partir de la date d'acquisition, sont considérés comme des trésoreries et équivalents de trésorerie.

Stocks
Les stocks sont évalués au moindre du coût et de leur valeur nette de réalisation, le coût étant déterminé selon la méthode du coût moyen.

Alignement monétaire
Les éléments d'actif et de passif monétaires sont convertis au taux de change estimé en vigueur à la clôture de chaque exercice et les postes de l'état des résultats aux taux de change moyens mensuels. Les gains et les pertes de change découlant de la conversion des éléments exprimés en devises entrent dans le calcul du bénéfice net.

Utilisation d'estimations
La préparation d'états financiers, conformément aux normes comptables canadiennes pour les entreprises à capital fermé, exige que la direction procède à des estimations et pose des hypothèses qui ont une incidence sur le montant présenté au titre des actifs et des passifs, sur l'information fournie à l'égard des actifs et passifs éventuels à la date des états financiers et sur le montant présenté au titre des produits et des charges au cours de l'exercice considéré. Ces estimations sont révisées périodiquement et des ajustements seront apportés au besoin aux résultats de l'exercice au cours duquel ils deviennent connus.

(non audité)

3. Principales méthodes comptables (suite)

Dépréciation

Les actifs financiers évalués au coût après amortissement sont soumis à un test de dépréciation s'il existe des indications possibles de dépréciation. Le montant de réduction de valeur est comptabilisé au résultat net. La moins-value déjà comptabilisée peut faire l'objet d'une reprise de valeur dans la mesure de l'amélioration, soit directement, soit par l'ajustement du compte de provision, sans être supérieure à ce qu'elle aurait été à la date de reprise si la moins-value n'avait jamais été comptabilisée. Cette reprise est comptabilisée aux résultats.

Coûts de transactions

L'entité comptabilise ses coûts de transactions au résultat net de l'exercice où ils sont engagés. Cependant, les instruments financiers qui ne seront pas évalués ultérieurement à la juste valeur sont majorés des coûts de transactions directement attribuables à la création, à l'émission ou à la prise en charge.

Comptabilisation des produits

Les produits d'exploitation sont comptabilisés losqu'il existe des preuves convaincantes d'un accord, que les services sont rendus ou que les biens sont livrés au client, que le prix est déterminé ou déterminable et que l'encaissement est raisonnablement assuré.

4. Informations sur les résultats

	2012	2011
	$	$
Intérêts sur la dette à long terme	**81 855**	48 123

5. Incertitude relative à la mesure

Crédits d'impôts à la recherche à recevoir
La société détermine ses crédits d'impôts à la recherche à partir des travaux qu'elle réalise en tenant compte de la réglementation fiscale en vigueur. Les montants à recevoir seront soumis à l'administration fiscale subséquemment à la date du bilan. C'est seulement à ce moment que seront confirmés les montants à recevoir.

6. Immobilisations corporelles

	2012		
	Coût	**Amortissement cumulé**	**Valeur nette**
	$	$	$
Équipement de production de biodiésel	**2 745 091**	**-**	**2 745 091**

	2011		
	Coût	Amortissement cumulé	Valeur nette
	$	$	$
Équipement de production de biodiésel	2 421 697	-	2 421 697

	2012	2011
7. Avances de sociétés sous contrôle commun, sans intérêts, ni modalités de remboursement, mais non remboursables avant juin 2013	**$**	$
Apidel inc.	**4 000**	4 000
GSCTT - CARU inc.	**52 204**	52 204
	56 204	56 204

	2012	2011
8. Dette à long terme	**$**	$
Emprunt sous forme de débenture, FIER Région d'Asbestos S.E.C., 12%, , garanti par l'universalité des biens, convertible en actions ordinaires si la société ne respecte pas ses engagements envers le créancier relativement à la conduite de ses affaires	**266 486**	266 486
Emprunt, MDEIE, sous forme d'aide financière selon le programme de soutien aux projets économiques, sans intérêts, remboursable en cinq versements annuels égaux à compter du 37ième mois suivant la date du dernier versement de l'aide financière accordée par le MDEIE	**174 212**	174 212
Emprunt, BRC, au taux préférentiel bancaire majoré de 3%, garanti par une hypothèque mobilière sur les biens meubles de la société et par le cautionnement et la subordination de créances de 87 500$, dûment signés par l'actionnaire majoritaire et remboursable par mensualités en capital de 5 834$ plus les intérêts et échéant en décembre 2014	**186 648**	256 656
Solde à reporter	**627 346**	697 354

(non audité)

8. Dette à long terme (suite)	2012 $	2011 $
Solde reporté	**627 346**	697 354
Emprunt, DEC, sous forme d'aide financière selon le programme CER-IPREFQ, sans intérêts, remboursable en 48 versements égaux et consécutifs à compter du 25e mois après la date de fin du projet, soit en janvier 2015	**454 998**	202 050
Débenture, Fonds Soutien Estrie SEC, 12%, remboursable quant aux intérêts à raison de 2 500 $ par mois, comportant un droit de conversion en actions; le capital de la débenture est remboursable selon un mode de remboursement calculé sur l'excédent des fonds générés dans un ratio de 50% et en prorata 50% - 50% avec le paiement de la redevance du même montant au FIER Région d'Asbestos SEC. De plus, une participation par redevance fixe supplémentaire de 250 000 $ maximale est prévue	**250 000**	-
Emprunt, BRC, au taux préférentiel bancaire majoré de 3%, garanti par une hypothèque mobilière sur les biens meubles de la société et par la subordination de créances de GSCTT-CARU inc, remboursable en 48 versements égaux et consécutifs en capital de 4166$ plus les intérêts et échéant le 20 avril 2015	**150 008**	200 000
Emprunt, CLDE de la MRC du Val St-François, 8,85%, remboursable par mensualités de 2 069$ capital et intérêts et échéant en décembre 2014	**58 771**	77 483
	1 541 123	1 176 887
Versements exigibles à court terme	**140 437**	138 731
	1 400 686	1 038 156

Les versements en capital estimés au cours des quatre prochains exercices s'élèvent à :

2013 -	140 437 $	2015 -	136 045 $
2014 -	142 321 $	2016 -	36 672 $

(non audité)

9. Capital-actions

Autorisé :
Un nombre illimité d'actions des catégories suivantes, sans valeur nominale :

Catégorie "A", votantes et participantes.

Catégorie "B", votantes, participantes, convertibles en actions catégorie "E" à raison d'une action catégorie "E" pour chaque action catégorie "B".

Catégorie "C", votantes, non participantes, rachetables au décès du détenteur au montant du capital versé

Catégorie "D", votantes, non participantes, dividende annuel, préférentiel et non-cumulatif maximal calculé au taux préférentiel des prêts commerciaux de l'institution financière de la société moins 1 %, calculé sur le capital versé, rachetables au gré du détenteur au montant du capital versé.

Catégorie "E", non votantes, non participantes, dividende mensuel, préférentiel et non cumulatif maximal de 1 %, calculé sur la valeur de rachat, rachetables au gré du détenteur au montant du capital versé plus une prime.

Catégorie "F", non votantes, non participantes, dividende mensuel, préférentiel et non cumulatif maximal de 1 %, calculé sur la valeur de rachat, rachetables au gré du détenteur au montant du capital versé plus une prime.

Catégorie "G", non votantes, non participantes, dividende annuel, préférentiel et non cumulatif maximal calculé au taux préférentiel des prêts commerciaux de l'institution financière de la société plus1 %, calculé sur la valeur de rachat, rachetables au gré du détenteur au montant du capital versé plus une prime.

Catégorie "H", non votantes, non participantes, dividende annuel, préférentiel et non cumulatif maximal de 8 %, calculé sur le capital versé, rachetables au gré du détenteur au montant du capital versé.

Catégorie "I", non votantes, non participantes, dividende annuel, préférentiel et non cumulatif maximal de 8 %, calculé sur le capital versé, rachetables au gré de la société au montant du capital versé.

(non audité)

9. Capital-actions (suite)

Catégorie "J", non votantes, non participantes, préférentiel quant à leur rachat en cas de dissolution, dividende cumulatif de 9 %, rachetables au gré du détenteur, payable mensuellement sur une période de 60 mois.

	2012	2011
Émis et payé :	**$**	$
Capital-actions non rachetable au gré du détenteur :		
750 actions de catégorie "A"	**750 000**	750 000
Capital-actions rachetable au gré du détenteur :		
579 792 actions de catégorie "J", rachetables pour une considération totale de 579 592 $	**579 592**	579 592
	1 329 592	1 329 592

Les arrérages de dividendes sur les actions de catégorie "J" s'élèvent à 173 859 $.

10. Avantages fiscaux non comptabilisés

La société dispose de pertes fiscales totalisant 139 531 $ qu'elle pourra utiliser jusqu'en 2030 pour réduire son revenu imposable (2028: 11 918 $, 2029: 90 562 $, 2030: 23 780 $, 2032: 13 271 $

11. Opérations entre apparentés

	2012	2011
	$	$
Frais versés à des sociétés sous contrôle commun		
Achats	**-**	13 365
Loyer	**49 257**	49 257
	49 257	62 622
Produits		
Services rendus, gestion et ventes de biens à des sociétés sous contrôle commun	**-**	143 990

Ces transactions ont eu lieu dans le cours normal des activités et sont mesurées à la valeur d'échange, qui est la contrepartie établie et acceptée par les apparentés.

(non audité)

12. Instruments financiers

Politique de gestion des risques
La société, par le biais de ses instruments financiers, est exposée à divers risques. L'analyse suivante fournit une mesure des risques à la date du bilan, soit au 30 avril 2012.

Risque de crédit

Le risque de crédit est le risque qu'une partie à un instrument financier manque à l'une de ses obligations et amène de ce fait l'autre partie à subir une perte financière. Les principaux risques de crédit pour la société sont liés aux débiteurs, aux crédits d'impôt à recevoir et subventions à recevoir. La société consent du crédit à ses clients dans le cours normal de ses activités.

Risque de liquidité

Le risque de liquidité est le risque qu'une entité éprouve des difficultés à honorer ses engagements liés à des passifs financiers. La société est exposée à ce risque principalement en regard de ses comptes fournisseurs et frais courus et de sa dette à long terme.

Risque de marché

Le risque de marché est le risque que la juste valeur ou les flux de trésorerie futurs d'un instrument financier fluctuent en raison des prix du marché. Le risque de marché inclut trois types de risques : le risque de change, le risque de taux d'intérêt et le risque de prix autre. La société est principalement exposée au risque de taux d'intérêt.

Risque de taux d'intérêt

Le risque de taux d'intérêt est le risque que la juste valeur ou les flux de trésorerie futurs d'un instrument financier fluctuent en raison des variations de taux d'intérêt du marché. La société est exposée au risque de taux d'intérêt en ce qui concerne ses instruments financiers à taux d'intérêt fixe et à taux d'intérêt variable. Les instruments à taux d'intérêt fixe assujettissent la société à un risque de juste valeur et ceux à un taux d'intérêt variable à un risque de flux de trésorerie.